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                                                                     EXHIBIT 4.5

                [Form of Guaranty Related to Intercompany Note]

                                    GUARANTY

      This GUARANTY (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Guaranty"), dated as of November __, 2004, is made by each Subsidiary (such capitalized term and other terms used in this Guaranty to have the meanings set forth in Article I) of Coinmach Corporation, a Delaware corporation (the "Borrower"), party hereto and such other Subsidiaries of the Borrower as may become parties to this Guaranty in accordance with
Section 3.9 (herein individually referred to as a "Guarantor" and collectively as the "Guarantors"), in favor of COINMACH SERVICE CORP., a Delaware corporation ("Holdco"), as holder of the Intercompany Note.

                                  WITNESSETH:

      WHEREAS, pursuant to a Promissory Note, dated as of November __, 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Intercompany Note"), made by the Borrower to the order of Holdco, Holdco will make an initial advance in the principal amount of $_________ and may from time to time make additional advances (collectively, the "Advances") to the Borrower;

      WHEREAS, each Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

      WHEREAS, it is in the best interests of each Guarantor to execute this Guaranty inasmuch as each such Guarantor will derive substantial direct and indirect benefits from the Advances made from time to time to the Borrower by Holdco pursuant to the Intercompany Note;

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce Holdco to make Advances (including the initial Advance) to the Borrower pursuant to the Intercompany Note, each Guarantor jointly and severally agrees, for the benefit of Holdco, as follows:

                                   ARTICLE I

                                  DEFINITIONS

      SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

      "Advances" is defined in the first recital.

      "Borrower" is defined in the preamble.

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      "Guarantor" and "Guarantors" are defined in the preamble.

      "Guaranty" is defined in the preamble.

      "Holdco" is defined in the preamble.

      "Indenture" is defined in Section 3.11.

      "Intercompany Note" is defined in the first recital.

      "Pledgee" is defined in Section 3.11.

      SECTION 1.2 Intercompany Note Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Intercompany Note.

                                   ARTICLE II

                              GUARANTY PROVISIONS

      SECTION 2.1 Guaranty. Each Guarantor jointly and severally hereby absolutely, unconditionally and irrevocably:

            (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all obligations of the Borrower under the Intercompany Note, whether for principal, premium, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)), and

            (b) indemnifies and holds harmless Holdco for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by Holdco in enforcing any rights under this Guaranty;

provided, however, that each Guarantor shall be liable under this Guaranty only for the maximum amount of such liability that can be incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that Holdco exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Guarantor (or any other Person) before or as a condition to the obligations of such Guarantor hereunder.

      SECTION 2.2 Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all obligations of the Borrower under the Intercompany Note have been paid in full and all obligations of each Guarantor hereunder shall have been paid in full;

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provided, however, that in the event of any sale of all the capital stock, or all or substantially all of the assets, of a Guarantor pursuant to Section 7(b)(vi) of the Intercompany Note, such Guarantor and each Guarantor that is a Subsidiary of such Guarantor shall be deemed automatically discharged and released from this Guaranty without any consent or other action by Holdco or any other Person, and this Guaranty shall, as to each such Guarantor, be automatically terminated and of no further force and effect, and Holdco shall, at the request of the Borrower or any of such Guarantor and at the Borrower's and such Guarantor's sole cost and expense, execute and deliver such documents (without recourse and without representation or warranty) as the Borrower or such Guarantor may reasonably request to evidence such release. Each Guarantor guarantees that the obligations of the Borrower under the Intercompany Note will be paid strictly in accordance with the terms thereof regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Holdco with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

            (a) any lack of validity, legality or enforceability of the Intercompany Note or any other instrument or document relating to any thereof;

            (b) the failure of Holdco:

                  (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Guarantor or any other Person under the provisions of the Intercompany Note, any other instrument or document relating to any thereof or otherwise, or

                  (ii) to exercise any right or remedy against any other Person, any obligations of the Borrower under the Intercompany Note or any obligations of any other Guarantor hereunder;

            (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower under the Intercompany Note or any other Guarantor hereunder, or any other extension, compromise or renewal of any such obligation of the Borrower or any other Guarantor;

            (d) any reduction, limitation, impairment or termination of the obligations of the Borrower under the Intercompany Note or any other Guarantor hereunder for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and such Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, such obligations of the Borrower, any other Guarantor or otherwise;

            (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Intercompany Note or any other instrument or document relating to any thereof;

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            (f) any amendment to or waiver or release or addition of, or consent to departure from, this Guaranty as it relates to any other Guarantor or any other guaranty, held by Holdco in respect of any of the obligations of the Borrower under the Intercompany Note; or

            (g) any other circumstance which might otherwise constitute a defense (other than the defense of payment in full of the obligations under the Intercompany Note and hereunder) available to, or a legal or equitable discharge of, the Borrower, any other Guarantor, any surety or any guarantor.

      SECTION 2.3 Reinstatement, etc. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the obligations under the Intercompany Note or hereunder is rescinded or must otherwise be restored by Holdco upon the insolvency, bankruptcy or reorganization of the Borrower, any other Guarantor or otherwise, all as though such payment had not been made.

      SECTION 2.4 Waiver, etc. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the obligations of the Borrower under the Intercompany Note or any other Guarantor hereunder and this Guaranty and any requirement that Holdco exhaust any right or take any action against the Borrower, any other Guarantor or any other Person (including any other guarantor), as the case may be.

      SECTION 2.5 Waiver of Subrogation and Contribution. Each Guarantor hereby irrevocably waives any claim or any other rights which it may now or hereafter acquire against the Borrower or any other Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty, including any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of Holdco against the Borrower or any other Guarantor, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the obligations under the Intercompany Note or hereunder shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for, Holdco, and shall forthwith be paid to Holdco to be credited and applied upon the obligations under the Intercompany Note or hereunder, whether matured or unmatured. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Intercompany Note and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

      SECTION 2.6 Successors, Transferees and Assigns; Transfers of the Intercompany Note, etc. This Guaranty shall:

            (a) be binding upon each Guarantor and their respective successors, transferees and assigns; and

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            (b) inure to the benefit of and be enforceable by Holdco.

Without limiting the generality of the preceding clause (b), Holdco may assign or otherwise transfer (in whole or in part) the Intercompany Note held by it to the Pledgee without the consent of any Guarantor, and the Pledgee shall thereupon become vested with all rights and benefits in respect thereof granted to Holdco under the Intercompany Note and this Guaranty or otherwise.

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

      SECTION 3.1 Enforceability. This Guaranty has been duly authorized, executed and delivered by each Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent the enforceability hereof may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law.

      SECTION 3.2 Binding on Successors, Transferees and Assigns; Assignment. In addition to, and not in limitation of, Section 2.6, this Guaranty shall be binding upon each Guarantor and its respective successors, transferees and assigns and shall inure to the benefit of and be enforceable by (including the Pledgee) and its successors, transferees and assigns.

      SECTION 3.3 No Waiver; Amendments. No failure or delay on the part of Holdco in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Guaranty shall in any event be effective unless (a) the same shall be in writing and signed and delivered by each Guarantor and Holdco and (b) consented to in writing by the Pledgee; provided, however, that the consent of the Pledgee shall not be required:

            (a) to cure any ambiguity, omission, defect or inconsistency;

            (b) to provide for the assumption of the obligations of any Guarantor under this Guaranty in the case of a merger or consolidation of Guarantor with, or sale of all or substantially all of the Maker's assets to, any Person that in connection therewith becomes a Domestic Restricted Subsidiary of the Company;

            (c) to make any change that would provide any additional rights or benefits to Holdco or, indirectly, to the holders of the Notes (as defined in the Indenture), or that does not adversely affect the legal rights of Holdco hereunder; and

            (d) to conform to the text of the terms of this Guaranty to any provision of the prospectus dated November __, 2004 that relates to the Notes (as defined in and issued under the Indenture) to the extent that such provision in such prospectus was intended to be a verbatim recitation of a provision of this Guaranty.

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      SECTION 3.4 Addresses for Notices to the Guarantors. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed (a) in the case to any Guarantor, to it at the address or facsimile number set forth below its signature hereto and (b) in the case of Holdco, to Holdco at its address or facsimile number set forth in Section 10 of the Intercompany Note. Each Guarantor and Holdco by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

      SECTION 3.5 No Waiver; Remedies. In addition to, and not in limitation of, Sections 2.2 and 2.4, no failure on the part of Holdco to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 3.6 Captions. Section captions used in this Guaranty are provided for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Guaranty.

      SECTION 3.7 Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

      SECTION 3.8 Counterparts. This Guaranty may be executed by the parties hereto in several counterparts and additional Persons may become a Guarantor under this Guaranty by executing a counterpart of this Guaranty, each of which shall be deemed an original and all of which shall constitute but one and the same agreement.

      SECTION 3.9 Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Exhibit A hereto, such Person shall become a "Guarantor" hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a "Guarantor" hereunder. The execution and delivery of such supplement shall not require the consent of any other party hereto, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any other new Guarantor as a party to this Guaranty.

      SECTION 3.10 GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS GUARANTY HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS

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PRINCIPLES. This Guaranty and the Intercompany Note constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION 3.11 Guaranty. This Guaranty is the Intercompany Note Guaranty referred to in that certain Indenture dated as of November __, 2004 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Indenture"), among Holdco, Coinmach Laundry Corporation, a Delaware corporation, and The Bank of New York, as trustee and collateral agent (in such capacity, the "Pledgee") and has been pledged by Holdco to Pledgee under the Security Agreement (as defined in the Indenture). Upon the occurrence and during the continuance of any Event of Default under the Indenture, and notice thereof by the Pledgee to the Guarantors and Holdco, the Pledgee shall have all rights of Holdco under this Guaranty.

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      IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                             [GUARANTOR], a[n]______________
                                                corporation

                                             By:_______________________________
                                                Name:
                                                Title:

                                             Address:___________________________

                                                     ___________________________

                                                     ___________________________

                                             Facsimile:_________________________

                                             [GUARANTOR], a[n]______________
                                                corporation

                                             By:________________________________
                                                Name:
                                                Title:

                                             Address:___________________________

                                                     ___________________________

                                                     ___________________________

                                             Facsimile:_________________________

ACKNOWLEDGED AND ACCEPTED:
COINMACH SERVICE CORP.

By:____________________________
   Name:
   Title:

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                                                                       EXHIBIT A
                                                                     to Guaranty

                                SUPPLEMENT NO. __
                                   TO GUARANTY

      SUPPLEMENT NO. ___ dated as of ________ __, 20___ (this "Supplement"), to the Guaranty, dated as of November __, 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Guaranty"), among each subsidiary of Coinmach Corporation, a Delaware corporation (the "Borrower"), initial party thereto and such other subsidiaries of the Borrower as have become parties thereto in accordance with Section 3.9 (each individually referred to as a "Guarantor" and collectively as the "Guarantors"), in favor of COINMACH SERVICE CORP., a Delaware corporation ("Holdco"), as holder of the Intercompany Note.

                                  WITNESSETH:

      WHEREAS, pursuant to the provisions of Section 3.9 of the Guaranty, the undersigned is becoming a Guarantor under the Guaranty; and

      WHEREAS, the undersigned Guarantor desires to become a "Guarantor" under the Guaranty in order to induce Holdco to continue to extend Advances (such capitalized term and other terms used in this Supplement to have the meanings set forth in Article I of the Guaranty) under the Intercompany Note;

      NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), the undersigned agrees, for the benefit of Holdco, as follows.

      SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below the undersigned hereby irrevocably agrees to become a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto and the undersigned Guarantor hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof, unless stated to relate solely to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date. In furtherance of the foregoing, each reference to a "Guarantor" in the Guaranty shall be deemed to include the undersigned Guarantor.

      SECTION 2. Enforceability. This Supplement has been duly authorized, executed and delivered by the undersigned and each of this Supplement and the Guaranty as supplemented hereby constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent the enforceability hereof may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law.

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      SECTION 3. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.

      SECTION 4. Severability. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired.

      SECTION 5. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

      SECTION 6. GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS SUPPLEMENT HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. This Supplement, the Guaranty and the Intercompany Note constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

                                    Exh. A-2
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      IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered by its officer as of the date first above written.

                                             [ADDITIONAL GUARANTOR], a[n]
                                                ___________ corporation

                                             By:________________________________
                                                Name:
                                                Title:

                                             Address:___________________________

                                                     ___________________________

                                                     ___________________________

                                             Facsimile:_________________________

ACKNOWLEDGED AND ACCEPTED:
COINMACH SERVICE CORP.

By:_________________________________
   Name:
   Title:

                                    Exh. A-3